Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-239964 on Form S-3 and No. 333-248962 on Form S-8 of our report dated March 8, 2021, relating to the financial statements of Fulgent Genetics, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

March 8, 2021